Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS ANNOUNCES CONTINUANCE

Laval, Quebec — August 9, 2013 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) today announced that, effective August 9, 2013, it has continued from the federal jurisdiction of Canada to the Province of British Columbia (the “Continuance”) pursuant to a resolution passed by shareholders of the Company at the annual meeting held May 21, 2013. The Continuance results in the Company becoming subject to all of the provisions of the British Columbia Business Corporations Act.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

###